Exhibit 99.1

Joint Filing Agreement

May 24, 2024

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Galperin Trust /SD, Corpag Trust South Dakota Inc., Meliga No. 1 LP and Volorama Stichting each hereby agree to the joint filing of this Statement on Schedule 13D (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the persons hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Galperin Trust /SD
/s/ James Petree
Name: James Petree Title: Trust Officer, Corpag Trust South Dakota Inc., Trustee

Corpag Trust South Dakota Inc.
/s/ James Petree
Name: James Petree Title: President

Meliga No. 1 LP By: Volorama Stichting, its general partner /s/ Eduardo M. Sanguinetti
Name: Eduardo M. Sanguinetti Title: Managing Director A

By: Corpag Services (Netherlands) B.V., its Managing Director B /s/ Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Name: Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V. Title: Managing Director B

By: Galperin Trust /SD, its limited partner /s/ James Petree
Names: James Petree Title: Trust Officer, Corpag Trust South Dakota Inc., Trustee
Volorama Stichting /s/ Eduardo M. Sanguinetti
Name: Eduardo M. Sanguinetti Title: Managing Director A

By: Corpag Services (Netherlands) B.V., its Managing Director B /s/ Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Name: Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V. Title: Managing Director B